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                                                                       EXHIBIT 1


                                VOTING AGREEMENT


                  THIS VOTING AGREEMENT is made as of September 22, 2003 by the undersigned shareholder (the "Shareholder") of United States Exploration, Inc., a Colorado corporation ("UXP"), for the benefit of DGL Acquisition Corp., Delaware corporation (the "Purchaser.")

                                    RECITALS

                  Pursuant to the terms of an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") among UXP, the Purchaser and DGL Mergerco, Inc., a Colorado corporation ("Mergerco"), the Purchaser has agreed to acquire UXP in a merger in which the outstanding shares of Common Stock of UXP will be converted into the right to receive $2.82 per share in cash (the "Merger.") As a condition to its willingness to enter into the Merger Agreement, the Purchaser has required that the Shareholder agree, and the Shareholder is willing to agree, to the matters set forth herein.

                                    AGREEMENT

                  Accordingly, in consideration of the agreements of the Purchaser in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder, intending to be legally bound hereby, agrees as follows for the benefit of the Purchaser:

         1. Representations and Warranties of Shareholder.

                  (a) Ownership. The Shareholder represents and warrants to the Purchaser that he is the record and/or beneficial owner of and has the sole power to vote or direct the voting of the number of shares of UXP Common Stock set forth opposite his signature below (together with any other shares of UXP Common Stock or other voting capital stock acquired by the Shareholder prior to the termination of this Agreement, the "Shares.") As of the date hereof, listed opposite the name of the Shareholder on the signature page hereof are all the Shares, which constitute all of the shares of UXP Common Stock held of record, owned by or for which voting power or disposition power is held or shared by the Shareholder or any of its affiliates, and in each case identifies the record owner of such Shares on the stock transfer records of UXP if the Shareholder is not the record owner. The Shareholder has and will have at all times through the Effective Time (as defined in the Merger Agreement) sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                  (b) No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except for this Agreement, the Shareholder (i) has not entered into any voting agreement or voting trust with respect to the Shares owned beneficially or of record by the Shareholder


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and (b) has not granted a proxy, a consent or power of attorney with respect to the Shares owned beneficially or of record by the Shareholder.

                  (c) Authorization; Validity of Agreement; Necessary Action. The Shareholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms.

                  (d) No Violation. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any governmental authority applicable to the Shareholder or by which any of its assets or properties are bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or require redemption or repurchase of or otherwise require the purchase or sale of any securities, or result in the creation of any lien on the properties or assets of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its assets or properties is bound.

         2. Transfer and Other Restrictions. The Shareholder agrees that, prior to the Merger, he shall not, and shall not enter into any agreement to:

                  (a) sell, exchange, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, exchange, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares;

                  (b) grant any proxies or enter into any voting agreement or similar arrangement with respect to any of the Shares, except proxies instructing that the Shares be voted in accordance with Section 3; or

                  (c) deposit any of the Shares into a voting trust or other similar arrangement.

         3. Voting. The Shareholder agrees to attend, in person or by proxy, all meetings of the shareholders of UXP and, at any meeting of the shareholders of UXP, agrees to vote all of the Shares:

                  (a) in favor of the transactions contemplated by the Merger Agreement;

                  (b) against any action or agreement that could result in a breach of any covenant, representation or warranty of UXP in the Merger Agreement;

                  (c) except as otherwise agreed by the Purchaser, against any action or agreement that would impede, interfere with or discourage the transactions contemplated by the Merger Agreement (or attempt to do any of the foregoing), including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, rights offering, reorganization,



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recapitalization or liquidation involving UXP, other than the Merger; (ii) a sale or transfer of a material portion of the assets of UXP or the issuance of any securities of UXP, other than upon exercise of outstanding options; (iii) any change in the executive officers or Board of Directors of UXP; (iv) any change in the present authorized, issued or outstanding capital stock of UXP (other than as a result of the exercise of options outstanding on the date of this Agreement), or the issuance by UXP of any options, warrants, debentures or other securities convertible into or exercisable or exchangeable for capital stock of UXP or any other change in the present capitalization or dividend policy of UXP; (v) any change in the articles of incorporation or bylaws of UXP; or (vi) any other change in UXP's corporate structure or business; and

                  (d) in the manner specified by the Purchaser from time to time with respect to any other matter which, in the Purchaser's reasonable judgment, may contradict any provision of this Agreement or the Merger Agreement or may make it more difficult or less desirable for the Purchaser to consummate the Merger or may delay or hinder the consummation of the Merger.

         4. Proxy. The Shareholder agrees to grant to the Purchaser a proxy to vote the Shares above if the Shareholder fails for any reason to vote such Shares in accordance with this Agreement. The Shareholder agrees that such a proxy would be coupled with an interest and irrevocable for so long as this Agreement is in effect, and the Shareholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of such proxy.

         5. Other Agreements.

                  (a) In case of a stock dividend or distribution, or any change in UXP Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction.

                  (b) The Shareholder hereby agrees, while this Agreement is in effect, to notify the Purchaser promptly in writing of the number of any additional shares of UXP Common Stock or other securities of UXP acquired by the Shareholder, if any, after the date hereof.

         6. Specific Enforcement. The Shareholder acknowledges that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the Shareholder shall be specifically enforceable, in addition to any other remedy which may be available to the Purchaser at law or in equity.

         7. Termination. This Agreement shall terminate without any action by any of the parties hereto upon the earlier to occur of (i) the termination of the Merger Agreement pursuant to its terms or (ii) the Effective Time of the Merger.

         8. Stop Transfer Order. In furtherance of this Agreement, the Shareholder shall and hereby does authorize and instruct UXP to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares owned beneficially and of record by the Shareholder and all Shares acquired by the Shareholder after the date hereof.



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         9. Further Assurances. From time to time, at the other party's request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation) or delivered by an overnight courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to UXP, to:

                      United States Exploration, Inc.
                      Attn: Bruce D. Benson
                      1560 Broadway Street, Suite 1900
                      Denver, CO 80202

                      with copies to:

                      Sherman & Howard L.L.C.
                      Attn: Andrew L. Blair, Esq.
                      633 Seventeenth Street, Suite 3000
                      Denver, CO 80202

                  (b) if to the Purchaser, to:

                      DGL Acquisition Corp.
                      Attn:  Steven V. Durrett
                      Double D Energy, LLC
                      100 N. 27th Street, Suite 450
                      Billings, MT  59101

                      with copies to:

                      Davis Graham & Stubbs LLP
                      Attn: Ronald L. Levine II, Esq.
                      1550 Wazee Street, Suite 500
                      Denver, CO 80202

                  (c) if to Shareholder, to the address listed next to the Shareholder's name on the signature page hereto.

         11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12. Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement and supersedes all prior agreements



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and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         13. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         14. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its stockholders or limited partners. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         15. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado applicable to contracts made and performed entirely within such State. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Colorado and the federal courts of the United States of America located in the State of Colorado solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Colorado State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute (solely for purposes of this Section 16 with respect to matters involving this Agreement and the transactions provided for herein) and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, this Voting Agreement has been duly executed and delivered by the Shareholder as of the date first written above.

                                            Shareholder:

No. of Shares*:


3,236,500                                   /s/ Bruce D. Benson
-------------------------                   ------------------------------------
                                            Bruce D. Benson



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*Identify Shares held of record by a person or entity other than the Shareholder and name such person or entity.

No. of Shares:                              Record Owner:


16,500                                      Smith Barney/Citigroup
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